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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SI International, Inc. (Exact Name of Registrant as Specified in Its Charter)
Delaware	52-2127278

(State of Incorporation or Organization)	(IRS Employer Identification no.)
8484 Westpark Drive, Suite 630, McLean, VA	22102

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box.

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If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box.

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Securities Act registration statement file number to which this form relates:	333-87964 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Item 1:    Description of Registrant's Securities to be Registered.

        The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $.01 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-87964) filed with the Securities and Exchange Commission on May 10, 2002, as amended (the "Registration Statement on Form S-1), is incorporated herein by reference.

Item 2:    Exhibits.

        The following exhibits are filed herewith (or incorporated by reference as indicated below):

3.1	Second Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-87964).
3.2	Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-87964).
4.1	Registration Rights Agreement, as amended, incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-87964).
4.2	Specimen Certificate of the Registrant's common stock, incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-87964).
4.3	Stock Purchase Agreement, as amended incorporated herein by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-87964).
4.4	Amendments to Stock Purchase Agreements incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-87964).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SI International, Inc.

By:	/s/ RAY J. OLESON Ray J. Oleson Chief Executive Officer and Chairman of the Board

November 7, 2002

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  Item 1: Description of Registrant's Securities to be Registered .
  Item 2: Exhibits .
SIGNATURE